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                                TRUST AGREEMENT

                                  [NW 1996 B]

     This TRUST AGREEMENT [NW 1996 B] dated as of April 24, 1996 between
[                 ] , a [              ] corporation (the "ORIGINAL OWNER
PARTICIPANT"), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "OWNER TRUSTEE");

                              W I T N E S S E T H:


                                   ARTICLE I


                             DEFINITIONS AND TERMS

     SECTION 1.01. CERTAIN DEFINITIONS. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

     "Excluded Payments" has the meaning ascribed to such term in the Trust Indenture.

     "Indenture Event of Default" has the meaning which the term "Event of Default" has in the Trust Indenture.

     "Lease" means that certain Lease Agreement [NW 1996 B], to be dated as of the date hereof, and to be entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of this Trust Agreement, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

     "Lease Event of Default" has the meaning which the term "Event of Default" has in the Lease.

     "Lessee" means Northwest Airlines, Inc., a Minnesota corporation, and its permitted successors and assigns.





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     "Owner Participant" means the Original Owner Participant and each
Subsequent Owner Participant to the extent that the same shall, at the relevant time, have an Ownership Interest.

     "Ownership Interest" means, in the case of each Owner Participant, the percentage of its undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be 100%.

     "Participation Agreement" has the meaning ascribed to such term in the Lease.

     "Replacement Airframe" has the meaning ascribed to such term in the Trust Indenture.

     "Replacement Engine" has the meaning ascribed to such term in the Trust Indenture.

     "Subsequent Owner Participant" means any Person to which the Original Owner Participant or any transferee from the Original Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all of the undivided right, title and interest originally held by the Original Owner Participant in this Trust Agreement, the Trust Estate and the Participation Agreement in accordance with, so long as the Lease is in effect or any Secured Certificates remain outstanding, Section 8 of the Participation Agreement.

     "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participant, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Secured Certificate, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

     "Trust Indenture Estate" has the meaning ascribed to such term in the Trust Indenture.

     "Trust Office" shall mean the principal corporate trust office of the Owner Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department, or the principal corporate trust office of any successor Owner Trustee.

     "Trust Supplement" means a supplement to the Trust Indenture and to this Trust Agreement in substantially the form of Exhibit A to the Trust Indenture which shall

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particularly describe the Aircraft, and any Replacement Airframe and
Replacement Engine included in the property of the Owner Trustee covered by this Trust Agreement.

                                   ARTICLE II


               AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;

                              DECLARATION OF TRUST

     SECTION 2.01. AUTHORITY TO EXECUTE DOCUMENTS. Subject to the satisfaction of the conditions set forth in Section 4 of the Participation Agreement, the Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver the Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to perform its duties and, upon instructions from the Owner Participant, exercise its rights under said Operative Documents in accordance with the terms thereof and to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Owner Participant or its counsel to evidence, conclusively, the direction of the Owner Participant.

     SECTION 2.02. DECLARATION OF TRUST. FSBU hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created by the Trust Indenture.

                                  ARTICLE III


                      ACCEPTANCE AND DELIVERY OF AIRCRAFT;
                        ISSUANCE OF SECURED CERTIFICATES

     SECTION 3.01. ACCEPTANCE OF AIRCRAFT. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

           (a) purchase the Aircraft pursuant to the Participation Agreement and the Bill of Sale;

           (b) accept from Lessee the delivery of the Bill of Sale and the FAA Bill of Sale;

           (c) cause the Aircraft to be leased to Lessee under the Lease, and in furtherance thereof execute and deliver a Lease Supplement covering the Aircraft;


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           (d) execute and deliver the Trust Supplement covering the Aircraft;

           (e) issue to the Loan Participants Secured Certificates in the amounts and otherwise as provided in Section 1(a) of the Participation Agreement;

           (f) execute and deliver the financing statements referred to in
      Section 4(a)(vi) of the Participation Agreement, together with all other agreements, documents and instruments referred to in Section 4 of the Participation Agreement to which the Owner Trustee is a party; and

           (g) effect the registration of the Aircraft in the name of the Owner Trustee by filing or causing to be filed with the FAA: (i) the FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including without limitation an affidavit from the Owner Trustee in compliance with the provisions of 14 C.F.R. Section 47.7(c)(2)(ii) (1979)); and (iii) the Trust Agreement.

     SECTION 3.02. CONDITIONS PRECEDENT. The right and obligation of the Owner Trustee to take the action required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent:

           (a) the Original Owner Participant shall have made the full amount of its Commitment set forth in Schedule II of the Participation Agreement available to the Owner Trustee, in immediately available funds, in accordance with Section 1 of the Participation Agreement; and

           (b) the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to the Aircraft, shall have been complied with in a manner satisfactory to the Original Owner Participant and the Owner Trustee.

                                   ARTICLE IV


                     RECEIPT, DISTRIBUTION AND APPLICATION

                        OF INCOME FROM THE TRUST ESTATE

     SECTION 4.01. DISTRIBUTION OF PAYMENTS. (a) Payments to Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to
Section 10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture.

     (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred

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to in Section 4.01(a) hereof (other than Excluded Payments) received by the
Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to the Owner Participant.

     (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant in accordance with the provisions of
Article III of the Trust Indenture.

     (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

     SECTION 4.02. METHOD OF PAYMENTS. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Owner Participant pursuant to this Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article IV by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided that the Owner Trustee shall invest overnight, for the benefit of the Owner Participant, in investments that would be permitted by Section 22 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Owner Participant, the Owner Participant shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by the Indenture, the Owner Trustee will, if so requested by the Owner Participant by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Owner Participant as directed by the Owner Participant. Notwithstanding the foregoing, the Owner Trustee will, if so requested by the Owner Participant in writing, pay any or all amounts payable to the Owner Participant pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of the Owner Trustee, in immediately available funds, or

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(iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Owner Trustee.

                                   ARTICLE V


                          DUTIES OF THE OWNER TRUSTEE

     SECTION 5.01. NOTICE OF EVENT OF DEFAULT. If the Owner Trustee shall have knowledge of a Lease Event of Default or Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default) the Owner Trustee shall give to the Owner Participant prompt telephonic or telecopy notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (c) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by the Owner Participant, provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by an officer of FSBU in the Corporate Trust Department, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default or other event referred to in this Section
5.01 unless notified in writing by the Indenture Trustee, the Owner Participant or Lessee.

     SECTION 5.02. ACTION UPON INSTRUCTIONS.  Subject to the terms of Section
5.03 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take or refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, as may be specified in such instructions:

     SECTION 5.03. INDEMNIFICATION. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if the Owner Participant shall have directed the Owner Trustee to

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take any such action or refrain from taking any action, the Owner Participant agrees to furnish such indemnity as shall be required and, in addition, to the extent not otherwise paid or payable pursuant to the provisions of the Lease or of the Participation Agreement, to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

     SECTION 5.04. NO DUTIES EXCEPT AS SPECIFIED IN TRUST AGREEMENT OR INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from the Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. FSBU agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof) promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens which it is required to discharge pursuant to Section 8(h) of the Participation Agreement and otherwise comply with the terms of said Section binding on it. FSBU agrees to indemnify, protect, save and keep harmless the Owner Participant from and against any loss, cost or expense (including the legal fees and expenses) incurred by the Owner Participant, as a result of the imposition or enforcement of any such Lessor's Lien against the Aircraft, any interest therein or on the Trust Estate or the Trust Indenture Estate resulting from Lessor's Liens attributable to FSBU.

     Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Owner Participant within the meaning of Treasury Regulations Sections 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 4.02 hereof and
Section 22 of the Lease.

     SECTION 5.05. SATISFACTION OF CONDITIONS PRECEDENT. Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 3.01 hereof upon the satisfaction, to the satisfaction of special counsel for the Owner Trustee, of all the applicable conditions precedent specified in Section 3.02 hereof and in Section 4 of the Participation Agreement.

     SECTION 5.06. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not have any power, right or authority to, and the

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Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.01 or 5.02 hereof.

                                   ARTICLE VI


                               THE OWNER TRUSTEE

     SECTION 6.01. ACCEPTANCE OF TRUSTS AND DUTIES. FSBU accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. FSBU shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (in its individual capacity or as trustee), (b) for performance of the terms of the last sentence of Section 5.04 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to receive, handle or disburse funds and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section
6.03 hereof, in Section 6.03 of the Trust Indenture, in Section 4 of the Lease or in Section 8(c), 8(d) and 8(v) of the Participation Agreement.

     SECTION 6.02. ABSENCE OF CERTAIN DUTIES. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Section 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor FSBU shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that FSBU, in its individual capacity, shall comply with the reporting requirements set forth in 14 C.F.R. Section 47.45 or any successor provision and the Owner Trustee shall, to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction,
(ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to
Section 11(c) of the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 8 of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and

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the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document.

     SECTION 6.03. NO REPRESENTATIONS OR WARRANTIES AS TO CERTAIN MATTERS. NEITHER THE OWNER TRUSTEE NOR FSBU MAKES OR SHALL BE DEEMED TO HAVE MADE (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that FSBU in its individual capacity warrants that on the Delivery Date the Owner Trustee shall have received whatever title was conveyed to it by Lessee and that the Aircraft shall during the Term be free of Lessor Liens attributable to it and that the Owner Trustee shall comply with the last sentence of Section 5.04, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by FSBU in its individual capacity or by the Owner Trustee and except that FSBU in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Original Owner Participant of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be.

     SECTION 6.04. NO SEGREGATION OF MONIES REQUIRED; NO INTEREST. Except as provided in Section 22 of the Lease, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 6.05. RELIANCE UPON CERTIFICATES, COUNSEL AND AGENTS. In the absence of bad faith on its part the Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant, Lessee or the Indenture Trustee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director and in the name of the Owner Participant or Lessee, as the case may be.

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The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the secretary or any assistant secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director of such party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. Whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of an officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of Lessee, the Owner Participant, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Owner Participant, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled person appointed by it with due care hereunder.

     SECTION 6.06. NOT ACTING IN INDIVIDUAL CAPACITY. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, subject to the terms of the Participation Agreement and the Trust Indenture, all persons, other than the Owner Participant, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent provided in the last sentence of Section 6.01.

     SECTION 6.07. FEES; COMPENSATION.  Except as provided in Section 5.03 or
7.01 hereof, the Owner Trustee agrees that it shall have no right against the Owner Participant or (subject to the provisions of the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder.

     SECTION 6.08. TAX RETURNS. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner

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Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. The Owner Trustee, upon request, will furnish the Owner Participant with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared, at the request and expense of the Owner Participant, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Owner Participant not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Owner Participant such return. The Owner Participant or the Owner Trustee, as the case may be, upon request, will furnish the Owner Trustee or the Owner Participant, as the case may be, with all such information as may be reasonably required from the Owner Participant or the Owner Trustee, as the case may be, in connection with the preparation of such income tax returns.

                                  ARTICLE VII


             INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANT

     SECTION 7.01. OWNER PARTICIPANT TO INDEMNIFY OWNER TRUSTEE. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless FSBU in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by FSBU in its individual capacity on or measured by any compensation received by FSBU in its individual capacity for its services hereunder or in connection with the transactions contemplated by the Operative Documents), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of the Owner Trustee, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against FSBU in its individual capacity in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or FSBU in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or FSBU in its individual capacity in the performance or non-performance of its duties hereunder or (b) those resulting from the inaccuracy of any representation or warranty of FSBU in its individual capacity (or from the failure of FSBU in its individual capacity to perform any covenant) hereunder, in Sections 4.01 and 6.03 of the Trust Indenture or, with respect to representations or warranties of FSBU in its individual capacity only, in Section 4 of the Lease, in Section 8(c), Section 8(d) or Section 8(v) of the Participation Agreement or in any of the other Operative Documents or (c) as may result from a breach by FSBU in its individual capacity of its covenants in the second sentence of Section 5.04 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or FSBU in its individual capacity in the receiving, handling, investing and disbursing of funds or (e) Taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU in connection with the transactions contemplated by the Lease, the Indenture and this Agreement or (f) Taxes excluded from indemnification pursuant to Section 7(b)(ii) of the Participation Agreement (disregarding for the purposes of this Section 7.01, subsection 8 of Section 7(b)(ii) of the Participation Agreement) or (g) Expenses excluded from indemnification pursuant to the proviso in Section 7(c) of the Participation Agreement (disregarding for the purposes of this Section 7.01, subsections I and J with respect to Section 7(c) of the Participation Agreement) or (h) any liability on the part of the Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Sections 5.01, 5.02 and 9.02 hereof or
Section 4.01(c) of the Indenture; provided that, before asserting any right to payment or indemnification hereunder, FSBU shall first demand (but need not exhaust or pursue any further its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. The indemnities contained in this Section 7.01 extend to FSBU only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that FSBU in its individual capacity has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this
Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, FSBU in its individual capacity shall have a lien on the Trust Estate, subject to the Lien of the Trust Indenture, to secure the payment of any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, fee, expense or disbursement indemnified against pursuant to this Section 7.01, which shall be prior to any interest therein of the Owner Participant. Except with respect to Transaction Costs referred to in Section 16 of the Participation Agreement, each of FSBU and the Owner Trustee (in its individual capacity or as trustee, as the case may be) agrees that it shall have no right against (except as provided in this Section 7.01) the Owner Participant or (subject to the provisions of the Indenture) the Trust Indenture
Estate for any fee as compensation for its services hereunder.   The payor of
any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                  ARTICLE VIII


                  TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

     SECTION 8.01. TRANSFER OF INTERESTS. All provisions of Section 8(n) of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by any Owner Participant of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement.

                                   ARTICLE IX


                     SUCCESSOR OWNER TRUSTEES:  CO-TRUSTEES

     SECTION 9.01. RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to Section 8(c) of the Participation Agreement and (ii) may resign at any time without cause by giving at least sixty (60) days' prior written notice to the Owner Participant, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within thirty (30) days after such notice of resignation or removal, the Owner Trustee, the Owner Participant, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

     (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Owner Participant an instrument accepting such appointment in form and substance acceptable to the Owner Participant, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

     (c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

     (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

     SECTION 9.02. CO-TRUSTEES AND SEPARATE TRUSTEES. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "ADDITIONAL TRUSTEE").

     Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

           (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

           (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

           (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

           (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

           (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

           (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Secured Certificates in the Trust Indenture Estate.

                                   ARTICLE X


                           SUPPLEMENTS AND AMENDMENTS

                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

     SECTION 10.01. SUPPLEMENTS AND AMENDMENTS. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Owner Participant. Subject to Section 10.02 hereof and the first sentence of
Section 10 of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which the Owner Trustee is a party which it is requested to execute by the Owner Participant, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained.

     (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered by the Owner Trustee to the Owner Participant, Indenture Trustee and each holder of a Secured Certificate.

     SECTION 10.02. DISCRETION AS TO EXECUTION OF DOCUMENTS. Prior to executing any document required to be executed by it pursuant to the terms of
Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

     SECTION 10.03. ABSENCE OF REQUIREMENTS AS TO FORM. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

     SECTION 10.04. DISTRIBUTION OF DOCUMENTS. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

     SECTION 10.05. NO REQUEST NEEDED AS TO LEASE SUPPLEMENT AND TRUST SUPPLEMENT. No written request pursuant to Section 10.01 hereof shall be required to enable the Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and
Section 3.01 hereof and the Trust Supplement pursuant to the terms of the Trust Indenture and Section 3.01 hereof.

                                   ARTICLE XI


                                 MISCELLANEOUS

     SECTION 11.01. TERMINATION OF TRUST AGREEMENT. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to
Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     SECTION 11.02. TERMINATION AT OPTION OF THE OWNER PARTICIPANT. Notwithstanding Section 11.01 hereof, this Agreement and trust created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Owner Participant assuming all obligations of the Owner Trustee under or contemplated by the Operative Documents or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Trust Indenture is discharged under Section 10.01 of the Trust Indenture and after the Lease shall no longer be in effect.

     SECTION 11.03 DISTRIBUTION OF TRUST ESTATE UPON TERMINATION. Upon any termination of this trust pursuant to the provisions of Section 11.01 hereof, the Owner Trustee shall convey the Trust Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Documents to which the Owner Trustee is a party) to such purchaser or purchasers or the Owner Participant, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Owner Participant delivered to the Owner Trustee prior to the date of termination; provided that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Trust Estate to the Owner Participant. Upon making such transfer or sale accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 4.01(b) hereof.

     SECTION 11.04. OWNER PARTICIPANT HAS NO LEGAL TITLE IN TRUST ESTATE. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

     SECTION 11.05. ASSIGNMENT, SALE, ETC. OF AIRCRAFT. Any assignment, sale, transfer or other conveyance of its interest in the Aircraft by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

     SECTION 11.06. TRUST AGREEMENT FOR BENEFIT OF CERTAIN PARTIES ONLY. Except for the terms of Section 8(n) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Articles IX and X hereof, nothing herein, whether expressed or implied, shall be construed to give any Person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

     SECTION 11.07. NOTICES; CONSENT TO JURISDICTION. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 11.05(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.05(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee or the Owner Participant, to the respective addresses set forth below the signatures of such parties on the signature page of the Participation Agreement, or (B) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the secured certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

     (b) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Trust Agreement, the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

     SECTION 11.08. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.09. WAIVERS, ETC. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     SECTION 11.10. COUNTERPARTS. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.11. BINDING EFFECT, ETC. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any Ownership Interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

     SECTION 11.12. HEADINGS; REFERENCES. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.13. GOVERNING LAW. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                    [OWNER PARTICIPANT]




                                    By ______________________________________
                                       Title:




                                    FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION




                                    By ______________________________________
                                       Title: